Exhibit 23.1
                        Consent of Scarano & Tomaro, P.C.



USABG Corp.
53-09 97th Place
Corona, NY  11368

As independent certified public accountants, we hereby consent to the use of our name "as experts," in the "Summary Financial Data" section and the use of our opinion dated October 4, 1997 for USABG Corp. to be included in the Amendment No. 5 to Form SB-2 Registration Statement being filed for USABG Corp.


/s/ Scarano & Tomaro, P.C.
--------------------------
Scarano & Tomaro, P.C.
Syosset, New York
August 13, 1998